                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Walter L. Hawkins, Jr., Vice President and Treasurer of the entities listed on Schedule A attached hereto and whose signature appears below, hereby constitutes and appoints Irl F. Engelhardt, Richard A. Navarre and Jeffery L. Klinger, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


Date: March 3, 2004                             By: /s/ WALTER L. HAWKINS, JR.
                                                   -----------------------------
                                                       Walter L. Hawkins, Jr.
                                                     Vice President & Treasurer

                                                                      Schedule A



Arclar Company, LLC

Arid Operations Inc.

Beaver Dam Coal Company

Big Ridge, Inc.

Big Sky Coal Company

Black Beauty Coal Company

Black Beauty Equipment Company

Black Beauty Holding Company, LLC

Black Beauty Mining, Inc.

Black Beauty Resources, Inc.

Black Beauty Underground, Inc.

Black Walnut Coal Company

Bluegrass Coal Company

Caballo Coal Company

Cleaton Coal Company

Coal Properties Corp.

Colony Bay Coal Company

Cook Mountain Coal Company

Cottonwood Land Company

Cyprus Creek Land Company

Cyprus Creek Land Resources, LLC

Eagle Coal Company

Eastern Associated Coal Corp.

Eastern Royalty Corp.

Empire Marine, LLC

Falcon Coal Company

Gallo Finance Company

GIBCO Motor Express, LLC

Gold Fields Chile, S.A.

Gold Fields Mining Corporation

Gold Fields Operating Co. - Ortiz

Grand Eagle Mining, Inc.

Hayden Gulch Terminal, Inc.

Highland Mining Company

Highwall Mining Services Company

Independence Material Handling Company

Indian Hill Company

Interior Holdings Corp.

James River Coal Terminal Company

Jarrell's Branch Coal Company

Juniper Coal Company

Kanawha River Ventures I, LLC

Kayenta Mobile Home Park, Inc

Logan Fork Coal Company

Midco Supply and Equipment Corporation

Midwest Coal Acquisition Corp.

Mountain View Coal Company

Mustang Energy Company, L.L.C.

North Page Coal Corp.

Ohio County Coal Company

Patriot Coal Company, L.P.

Peabody America, Inc.

Peabody Archveyor, L.L.C.

Peabody Coal Company

Peabody COALSALES Company

Peabody COALTRADE, Inc.

Peabody Development Company, LLC

Peabody Development Land Holdings, LLC

Peabody Energy Generation Holding Company

Peabody Energy Investments, Inc.

Peabody Energy Solutions, Inc.

Peabody Holding Company, Inc.

Peabody Natural Gas, LLC

Peabody Natural Resources Company

Peabody PowerTree Investments, LLC

Peabody Recreational Lands, L.L.C.

Peabody Southwestern Coal Company

Peabody Terminals, Inc.

Peabody Venezuela Coal Corp.

Peabody-Waterside Development, L.L.C.

Peabody Western Coal Company

PEC Equipment Company, LLC

Pine Ridge Coal Company

Point Pleasant Dock Company, LLC

Pond Creek Land Resources, LLC

Pond River Land Company

Porcupine Production, LLC

Porcupine Transportation, LLC

Powder River Coal Company

Prairie State Generating Company, LLC

Rio Escondido Coal Corp.

Rivers Edge Mining, Inc.

Riverview Terminal Company

Seneca Coal Company

Sentry Mining Company

Snowberry Land Company

Star Lake Energy Company, L.L.C.

Sterling Smokeless Coal Company

Sugar Camp Properties

Thoroughbred, L.L.C.

Thoroughbred Generating Company, L.L.C.

Thoroughbred Mining Company, L.L.C.

Williamsville Coal Company, LLC.

Yankeetown Dock Corporation